UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 22, 2009

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51689	88-0456274
(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Sage Road, Suite 200
Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

 (Former name or former address, if changed since last report.)

(713) 625-7800
(Telephone number, including area code)

ITEM 9.01  Financial Statements and Exhibits.

On October 22, 2009, Exobox Technologies Corp. executed a Purchase and Sale Agreement and related documents with SPOR Energy, Inc. to acquire 17 oil and gas wells located in Ohio. On January 13, 2010, Exobox and SPQR entered into a rescission agreement to unwind the October 22, 2009 agreement. In addition, Exobox and SPQR have agreed that both have no further rights, entitlements, liabilities or obligations with respect to the purchase and sale agreement and each party expressly releases the other with respect to any claims. No legal title was ever passed to Exobox.  Since Exobox couldn’t obtain clear title, no revenue and expenses were recognized related to the acquisition. There is no financial impact to Exobox’s financial statements. Accordingly, no further financial information will be filed with the SEC relating to the entry into and recission of the purchase and sale agreement dated October 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Michael G. Wirtz
Michael G. Wirtz, Chief Financial Officer

Dated: January 26, 2010